POWER OF ATTORNEY

The person whose signature appears below hereby appoints Richard J. Kypta as his attorney-in-fact to sign and file on his behalf individually and in the capacity stated below such registration statements (including post-effective amendments, exhibits, applications and other documents) with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of EquiTrust Series Fund, Inc., EquiTrust Money Market Fund, Inc. and EquiTrust Variable Insurance Series Fund.

Signature	Title	Date

/s/ Erwin H. Johnson	Director	November 15, 2007
Erwin H. Johnson	EquiTrust Series Fund, Inc.
EquiTrust Money Market Fund, Inc.

Trustee,
EquiTrust Variable Insurance Series Fund

/s/ Kenneth Kay	Director	November 15, 2007
Kenneth Kay	EquiTrust Series Fund, Inc.
EquiTrust Money Market Fund, Inc.

Trustee,
EquiTrust Variable Insurance Series Fund

/s/ Steven W. Plate	Director	November 15, 2007
Steven W. Plate	EquiTrust Series Fund, Inc.
EquiTrust Money Market Fund, Inc.

Trustee,
EquiTrust Variable Insurance Series Fund

/s/ James D. Wallace	Director	November 15, 2007
James D. Wallace	EquiTrust Series Fund, Inc.
EquiTrust Money Market Fund, Inc.

Trustee,
EquiTrust Variable Insurance Series Fund

/s/ Erlin J. Weness	Director	November 15, 2007
Erlin J. Weness	EquiTrust Series Fund, Inc.
EquiTrust Money Market Fund, Inc.

Trustee,
EquiTrust Variable Insurance Series Fund